Exhibit 23.2

CONSENT OF ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report, which includes an explanatory paragraph regarding the substantial doubt about Commerce Development Corporation, Ltd.'s ability to continue as a going concern, dated March 12,2003, relating to the consolidated financial statements of Commerce Development Corporation, Ltd., and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.




                                RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                /s/  Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia
April 16, 2003